Exhibit 10.3

Via Electronic Mail

September 26, 2019

DPW Holdings, Inc.

201 Shipyard Way

Newport, CA 92663

Attention:	Milton C. Ault III Chief Executive Officer

Re: Forbearance Agreement (the “Agreement”)

Dear Mr. Ault:

Reference is made to Promissory Note dated July 2, 2019 issued to [●] (“Investor”) due December 31, 2019 in the original principal amount of $783,031.14 (the “Note”) pursuant to an Exchange Agreement dated of even date therewith (the “Exchange Agreement”) and the Registration Rights Agreement entered into by Investor and the Company of even date therewith (the “RRA” and with the Note and the Exchange Agreement, the “Transaction Documents”).

As you are aware, Investor has declared and has given notice to Company that it was in default under the Transaction Documents, including without limitation, the failure to file the Registration Statement by the Filing Date (as such term is defined in the RRA). The Company hereby acknowledges that it has no defense to such default.

At your request, Investor has agreed to forebear through the close of business on October 31, 2019, from exercising the rights and remedies it is entitled to under the Note, and any and all transaction documents related thereto, in consideration for the Company’s agreement to issue Investor a new note (the “New Note”) to be issued to Investor that has a Conversion Price (as defined in the New Note) of $4.00 per share. In connection with the issuance of the New Note, Investor and the Company also entered into a new exchange agreement and a new registration rights agreement (with the New Note, the “New Transaction Documents”).

In the event that the Company breaches this Agreement or further breaches the Note, or any related transaction documents, Investor may terminate this Agreement at any time without notice, effective immediately.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

[Signature page follows]

1

Very truly yours,

By:
Name:
Title:

Acknowledged, Confirmed and Agreed To:

DPW HOLDINGS, INC.

By:
Name:
Title:

2